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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 26, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                                  Salton, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware               0-19557                  36-3777824
----------------------------   -----------            -------------------
(State or other jurisdiction   (Commission               (IRS Employer
      of incorporation)        File Number)           Identification No.)

                1955 W. Field Court, Lake Forest, Illinois 60045
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (847) 803-4600
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      Unless otherwise stated in this Current Report on Form 8-K, references to
"we," "us," "Salton" or the Company means Salton, Inc.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 26, 2005, Salton completed its previously announced private debt exchange offer (the "Exchange Offer") for its outstanding 10-3/4% Senior Subordinated Notes due 2005 ("2005 Notes") and its outstanding 12-1/4% Senior Subordinated Notes due 2008 ("2008 Notes," and together with the 2005 Notes, the "Notes"). We accepted for exchange an aggregate of approximately $75.2 million of 2005 Notes (60.1% of the outstanding 2005 Notes) and approximately $90.1 million of 2008 Notes (60.1% of the outstanding 2008 Notes) that were validly tendered in the Exchange offer.

      In connection with the Exchange Offer, we issued an aggregate of approximately $99.2 million in principal amount of senior second lien notes ("New Notes"), 2,041,617 shares of common stock of the Company and 135,230 shares of shares of Series C preferred stock, $.01 par value per share (the "Series C Preferred"), of the Company.

      On August 26, 2005, we entered into the following documents in connection with the Exchange Offer:

SECOND LIEN CREDIT AGREEMENT AND SECURITY DOCUMENTS

      The Credit Agreement dated as of August 26, 2005 (the "Second Lien Credit Agreement") among the financial institutions named therein, as the lenders, The Bank of New York, as the agent (the "Second Lien Agent"), the Company and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors, provides for the issuance of up to $110 million aggregate principal amount of New Notes. We issued approximately $99.2 million of New Notes in connection with the Exchange Offer. We may add additional lenders under the Second Lien Credit Agreement through the issuance of additional New Notes so long as the aggregate principal amount of New Notes under the Second Lien Credit Agreement does not exceed $110 million.

      The following summary highlights selected information about the terms of the Second Lien Credit Agreement and the New Notes:

Maturity Date:                   March 31, 2008


Interest,

Interest Payment Dates:          The interest rate with respect to the New Notes
                                 is the six month London Inter Bank Offered Rate
                                 ("LIBOR") plus 7%, payable in cash of each year on January 15th and July 15th of each year, commencing January 15, 2006. The default rate is LIBOR plus 10%.


Optional Redemption:             The New Notes are redeemable by us at our
                                 option, in whole or in part, at any time at a redemption price equal to the following percentage of the principal amount so redeemed, plus accrued and unpaid interest up to the redemption date:

                                       1
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                                 -     if the redemption occurs prior to the
                                       first anniversary of the consummation of the Exchange Offer (the "Closing"), 102%;

                                 -     if the redemption occurs between the
                                       first anniversary and second anniversary of the Closing, 101%; and

                                 -     thereafter, 100%.

Change of Control:               Upon the occurrence of a change of control,
                                 each holder of New Notes may require us to repurchase all or a portion of such holder's
                                 New Notes at a purchase price equal to the following percentage of the principal amount thereof, plus accrued and unpaid interest up to the repurchase date:

                                 - if the change of control occurs prior to the first anniversary of the Closing, 102%;

                                 - if the change of control occurs between the first anniversary and second anniversary of the Closing, 101%; and

                                 -     if the change of control occurs
                                       thereafter, 100%.

Ranking and Security:            The New Notes are senior secured obligations
                                 and rank:

                                 - senior in right of payment to all of our existing and future subordinated debt, including the Notes; and

                                 - equal in right of payment with all of our other existing and future senior debt, including indebtedness outstanding under our senior secured credit facility.

                                 The New Notes are secured by a second-priority lien on substantially all of our domestic assets and a pledge of the capital stock of our domestic subsidiaries and certain of our foreign subsidiaries. The New Notes are also unconditionally guaranteed by each of direct and indirect domestic subsidiaries.

                                 The assets and capital stock securing New Notes also secure our obligations under our senior secured credit facility. The lien on the assets securing our obligations under New Notes is junior to the lien on these assets securing our obligations under our senior secured credit facility.

Certain Covenants:               The Second Lien Credit Agreement contains
                                 covenants that, among other things, limit our ability and the ability of our subsidiaries to:

                                 -     incur additional indebtedness;

                                 -     pay dividends on, redeem or repurchase
                                       our capital stock;

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                                 -     make investments;

                                 -     guarantee indebtedness;

                                 -     incur liens;

                                 - transfer assets and dispose of proceeds of such sales;

                                 - enter into agreements that restrict our restricted subsidiaries from paying dividends, making loans or otherwise transferring assets to us or to any of our restricted subsidiaries;

                                 -     engage in certain transactions with
                                       affiliates; and

                                 -     merge, consolidate or sell all or
                                       substantially all of our assets.

                                 In addition, the Second Lien Credit Agreement requires us to comply with a maximum EBITDA, consolidated fixed charge coverage ratio and foreign leverage ratio. The foregoing covenants, which are subject to certain exceptions and qualifications contained in the Second Lien Credit Agreement, are substantially the same as the covenants contained in our senior secured credit facility. Under the terms of the Second Lien Credit Agreement, to the extent that the lenders under our senior secured credit facility amend or modify the covenants under such facility, the parallel covenants under the Second Lien Credit Agreement shall be automatically deemed amended or modified; provided that the lenders under our senior secured credit facility may not amend or modify the covenant limiting the maximum amount of our senior secured credit facility to the difference between (x) $287 million and (y) the aggregate principal amount of New Notes issued in connection with the Exchange Offer.

Purchase of Notes:               The Second Lien Credit Agreement allows us,
                                 subject to the conditions in our senior secured credit facility (as amended), to purchase, prepay or redeem Notes at any time after the Exchange Offer; provided that, with respect to 2008 Notes, (1) we must have a minimum level of availability under our senior secured credit facility of at least $4 million after giving effect to any such purchases and (2) the aggregate amount spent by us to purchase 2008
                                 Notes does not exceed $11 million.

                                 Notwithstanding the foregoing, we may spend more than $11 million in the aggregate to purchase 2008 Notes if we meet the foregoing conditions and we optionally prepay or redeem on a ratable basis a cumulative portion of the New Notes as follows (percentages and

                                       3
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                                 amounts assume that we issued $110 million of
                                 aggregate principal amount of New Notes in connection with the Exchange Offer):

                                          Permitted Additional
Cumulative Percentage                     Amounts Available to
of New Notes Redeemed                     Purchase 2008 Notes
---------------------                     --------------------
               9%                                 $2 million
              18%                                 $5 million
              27%                                 $9 million
              36%                                $14 million
              45%                                $20 million
              54%                                $27 million
              63%                                $35 million
              72%                                $44 million
              81%                                $54 million
              90%                                $66 million
             100%                                $78 million

Event of Default:                An "Event of Default" under the Second Lien
                                 Credit Agreement includes, among other things:

                                 - a default in the payment of principal or interest or premium on New Notes or any fee or other amount owing thereunder;

                                 -     any representation or warranty in the
                                       Second Lien Credit Agreement or related
                                       documents shall prove to be untrue in any material respect;

                                 - the failure by the Company to comply with its covenants and agreements contained in the Second Lien Credit Agreement and related documents subject, in certain cases, to grace periods of between five and fifteen days;

                                 - indebtedness of the Company or any of its domestic subsidiaries not paid within any applicable grace period is accelerated by the holders thereof because of a default and the outstanding principal amount of such indebtedness exceeds $1 million;

                                 - certain events of bankruptcy, insolvency or reorganization of the Company or any of its subsidiaries;

                                 -     any judgment, order, decree or
                                       arbitration or mediation award in excess of $1 million (to the extent not covered by independent third-party insurers as to which the insurer does not dispute coverage) is entered against the Company or any of its domestic subsidiaries and remains unsatisfied, unvacated and unstayed pending appeal for a period of 30 days;

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                                 -     there occurs a change of control; or

                                 - there occurs an event having a material adverse effect.

                                 Under the terms of the Second Lien Credit
                                 Agreement, to the extent that the lenders under our senior secured credit facility waive any default or event of default under such facility, the parallel default or Event of Default under the Second Lien Credit Agreement shall be automatically waived; provided that the lenders under our senior secured credit facility may not waive any event of default arising from the maximum principal amount outstanding under our senior secured credit facility exceeding the difference between (x) $287 million and (y) the aggregate principal amount of the New Notes issued in connection with the Exchange Offer.

                                 Subject to the Intercreditor Agreement
                                 described below, if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Second Lien Agent and the holders of at least 66-2/3% in principal amount of New Notes then outstanding may declare the principal of and accrued but unpaid interest on all of the New Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all of the New Notes shall automatically become immediately due and payable without notice or demand of any kind.

INTERCREDITOR AGREEMENT

      The Intercreditor Agreement dated as of August 26, 2005 (the "Intercreditor Agreement") by and between the agent and co-agent for our senior secured credit facility, on the one hand, and the Second Lien Agent provides that, among other things, any lien on collateral held by or on behalf of the Second Lien Agent or any holder of New Notes that secures all or any portion of the New Notes will in all respects be junior and subordinate to all liens granted to the lenders under our senior secured credit facility. At any time that the agent or co-agent under our senior secured credit facility notifies the Second Lien Agent in writing that an event of default has occurred and is continuing under such facility, then the Second Lien Agent and the holders of New Notes will not have any right to exercise any secured creditor remedies (including without limitation, foreclosing or otherwise realizing upon collateral) or take certain other actions (including, without limitation, commencing or causing to be commenced or joining with any creditor in commencing any insolvency proceeding) until the first to occur of (a) payment in full in cash of all obligations under our senior secured credit facility after or concurrently with termination of all commitments to extend credit thereunder,
(b) the date upon which the agent or co-agent under our senior secured credit facility shall have waived or acknowledged in writing the termination of such event of default or (c) 270 days following receipt of such notice by the Second Lien Agent (a "Standstill Period"). Only two Standstill Periods may be commenced within any 360 day period, and no subsequent Standstill Period may be commenced within 60 days after the termination of the immediately preceding Standstill Period.

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      Notwithstanding any other provision in the Intercreditor Agreement:

      (a) the Second Lien Agent and the holders of the New Notes may not exercise any secured creditor remedies with respect to any collateral consisting of accounts, instruments, chattel paper, etc. unless and until all obligations under our senior secured credit facility have been paid in full in cash;

      (b) the Second Lien Agent may not exercise any secured creditor remedies or take certain other actions so long as (x) the agent or co-agent under our senior secured credit facility at such time has commenced and diligently is pursuing in good faith any exercise of secured creditor remedies with respect to all or a material portion of the collateral or (y) the agent or co-agent under our senior secured credit facility and the Second Lien Agent are enjoined from the exercise of secured creditor remedies, in the case of each of clause (x) and
(y), unless and until our senior secured credit facility has been paid in full; and

      (c) the Second Lien Agent may not exercise any secured creditor remedies or take certain other actions without first providing the agent and co-agent under our senior credit facility at least 10 days prior written notice of its intention to exercise secured creditor remedies (provided that (x) such a notice may only be delivered to the Second Lien Agent if there is an event of default arising under the Second Lien Credit Agreement as a result of our failure to pay principal or interest on the New Notes, the breach of certain financial covenants or our failure to pay principal or interest on Notes and (y) if the agent or co-agent under our senior secured credit facility does not deliver to the Second Lien Agent a written notice that an event of default has occurred and is continuing under such facility by the end of such 10 day period, the Second Lien Agent may proceed with the exercise of such remedies, and if the Second Lien Agent elects to exercise such remedies, neither the agent or co-agent under our senior secured credit facility may exercise any secured creditor remedies or take certain other actions so long as the Second Lien Agent at such time has commenced and diligently is pursuing in good faith any exercise of secured creditor remedies with respect to all or a material portion of the collateral, unless and until the obligations under the Second Lien Credit Agreement have been paid in full in cash); provided that the Second Lien Agent is not required to provide prior written notice of intention to exercise secured creditor remedies to the agent and co-agent under our senior secured credit facility in accordance with a permitted exercise of secured creditor remedies upon the termination of any Standstill Period.

      The Intercreditor Agreement also substantially limits the rights of the Second Lien Agent and the holders of the New Notes in an insolvency proceeding. The Intercreditor Agreement requires the net proceeds from the sale of collateral to be applied first to our obligations under our senior secured credit facility and then to our obligations under the Second Lien Credit Agreement.

REGISTRATION RIGHTS AGREEMENT

      The Registration Rights Agreement dated as of August 26, 2005 (the "Registration Rights Agreement") between us and Angelo Gordon & Co., L.P. provides for certain registration rights for approximately 1,837,455 shares of our common stock and 121,707 shares of our Series C Preferred received in connection with the Exchange Offer by holders of Notes which executed the Support Agreement with us relating to the Exchange Offer.

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      Under the terms of the Registration Rights Agreement, the parties thereto, as a group, may request a total of three demand registrations under the Securities Act of 1933, as amended (the "Securities Act") of all or any portion of the shares of common stock and Series C Preferred covered by the Registration Rights Agreement, and we will be obligated to register such shares as requested by such parties. However, such parties may not make a request for registration until after December 31, 2005. We have the right to postpone the filing or effectiveness of any demand registration for up to 90 days (30 days in the first six months of 2006) in the aggregate during any 12-month period if we determine in good faith that:

      - such registration (or such amendment or supplement) would have an adverse effect on any plan or proposal by us with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or

      - we are in possession of material non-public information which would be required to be disclosed in such Registration Statement (or such amendment or supplement) and we have a bona fide business purpose for preserving such information as confidential.

      If we at any time intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of common stock held by parties to the Registration Rights Agreement, such parties have the right to include in that offering their shares of Common Stock that are subject to the Registration Rights Agreement.

      We responsible for all of the costs and expenses associated with any registration, excluding costs and expenses for underwriting discounts or selling commissions applicable to the sale of shares of Common Stock or Series C Preferred.

      The rights of each of the parties under the Registration Rights Agreement terminate upon the earliest to occur of:

      - such party materially breached its obligations under the Support Agreement, if applicable, or ceasing to own any Common Stock that are subject to the Registration Rights Agreement, or

      -     January 1, 2008.

      The foregoing summary of the Second Lien Credit Agreement, the Intercreditor Agreement and the Registration Rights Agreement is a summary only and is qualified, in all respects, by the provisions of such agreements which are filed as Exhibit 99.1, 99.2 and 99.3, respectively.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET AGREEMENT OF A REGISTRANT.

      The information provided pursuant to Item 1.01 of this Current Report on Form 8-K regarding the Secured Lien Credit Agreement is incorporated into this
Item 2.03 by reference.

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ITEM  3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

      On August 26, 2005, in exchange for Notes validly tendered in the Exchange Offer, we issued an aggregate of (1) approximately $99.2 million in principal amount of New Notes, (2) 2,041,617 shares of common stock of the Company and (3) 135,230 shares of Series C Preferred.

      The foregoing securities were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act. Each holder of Notes participating in the Exchange Offer was required to represent, among other things, that such holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

ITEM  3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

      In connection with the Exchange Offer, we obtained the consents of: (1) a majority of the outstanding 2005 Notes to a First Supplement to Indenture dated as of August 26, 2005 (the "2005 Notes Indenture Supplement") between the Company and SunTrust Bank, as trustee, with respect to the 2005 Notes; and (2) a majority of the outstanding 2008 Notes to a First Supplement to Indenture dated as of August 26, 2005 (the "2008 Notes Indenture Supplement") between the Company and SunTrust Bank, as trustee, with respect to the 2008 Notes.

      The 2005 Notes Indenture Supplement and the 2008 Notes Indenture Supplement, among other things, eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the 2005 Notes and 2008 Notes, respectively, and eliminate certain restrictions in the applicable indenture on our ability to enter into merger transactions or sell all or substantially all of our assets.

      The foregoing summary of the 2005 Notes Indenture Supplement and the 2008 Notes Indenture Supplement is summary only and is qualified, in all respects, by the provisions of such agreements which are filed as Exhibit 99.4 and 99.5, respectively.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

      In connection with the Exchange Offer, on August 25, 2005, we filed a Certificate of Designation for the Series C Preferred (the "Certificate of Designation") with the Delaware Secretary of State.

      The following summary highlights selected information about the terms of the Series C Preferred set forth in the Certificate of Designation:


Authorized Preferred Stock:   Up to 150,000 shares of Series C Preferred

Dividends:                    The Series C Preferred is non-dividend bearing.

Ranking: The Series C Preferred ranks, as to distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or

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                              involuntary, (a) senior, in preference of, and
                              prior to all shares of Salton's Series A convertible preferred stock, $.01 par value per share ("Convertible Preferred Stock") from time to time outstanding, (b) senior, in preference of, and prior to all other classes and series of our preferred stock and (c) senior, in preference of, and prior to all of our now or hereafter issued Common Stock.

Voting Except as required by law or as set forth in accordance with the protective provisions described below, the holders of shares of Series C Preferred, by virtue of their ownership thereof, have no voting rights.

Liquidation Preference:       In the event of our liquidation, dissolution or
                              winding up, whether voluntary or involuntary, holders of the Series C Preferred are entitled to be paid out of our assets available for distribution to our stockholders an amount in cash equal to $100 per share (the "Series C Preferred
                              Liquidation Preference"), before any distribution is made to the holders of our Convertible
                              Preferred Stock, our Common Stock or any other of our capital stock ranking junior as to liquidation rights to the Series C Preferred.

                              If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds legally available for distribution to the holders of Series C Preferred is insufficient to permit the payment to such holders of Series C Preferred of the full preferential amount such holders are entitled to, then the entire assets and funds legally available for distribution to such holders of Series C Preferred will be distributed ratably among such holders of Series C Preferred based upon the total preferential amount each holder would be entitled to receive if sufficient funds were distributed to pay the full preferential amounts.

Change of Control:            In the event of a "change of control" (as defined
                              in our certificate of incorporation), each holder of shares of Series C Preferred will have the right to require us to redeem such shares at a redemption price payable on a date after a change of control that is 91 days after the earlier of
                              (x) the date on which specified debt (including indebtedness under our senior secured credit facility, the Second Lien Credit Agreement, the
                              Indentures under which the Notes were issued, and certain restatements and refinancings of the foregoing) matures and (y) the date on which all such specified debt is repaid in full, in an amount equal to the Series C Preferred Liquidation
                              Preference plus an amount equivalent to interest accrued thereon at a rate of 5% per annum compounded annually on each anniversary date of the issuance date for the period from the issuance date through such change of control payment date.
                              If, at the time of a change of control, we do not have sufficient capital and surplus

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                              legally available to purchase all of the
                              outstanding shares of Series C Preferred, we are required to take all measures permitted under Delaware law to increase the amount of our capital and surplus legally available, and we will purchase as many shares of Series C Preferred as we have capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total amount which holders are entitled to in connection with the change of control, and to thereafter offer to purchase ratably as many shares of Series C Preferred as we have capital and surplus available therefor until we have offered to purchase all of the outstanding shares of Series C Preferred.

                              The Certificate of Designation for the Series C Preferred provides that, in the event of a change of control, we shall purchase all outstanding shares of Series C Preferred with respect to which the holder has validly exercised the redemption right before any payment with respect to the redemption of Convertible Preferred Stock upon such change of control.

Redemption:                   We may optionally redeem, in whole or in part, the
                              Series C Preferred at any time at a cash price per share of 100% of the then effective Series C
                              Preferred Liquidation Preference per share. On the fifth anniversary of the issuance date, we will be required to redeem all outstanding shares of Series C Preferred at a price equal to the Series
                              C Preferred Liquidation Preference per share, payable in cash.

Protective Provisions:        So long as any shares of Series C Preferred are
                              outstanding, we will not, without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred: (a) amend, waive or repeal any provisions of, or add any provisions to, the certificate of designation for the Series C
                              Preferred; (b) take any action that authorizes, creates or issues, or obligates us to issue, any shares of any capital stock or security or right convertible or exchangeable for shares of our capital stock that are senior to or on parity with the Series C Preferred; (c) declare or pay a divided or distribution on the Common Stock; (d) increase the authorized number of shares of Series
                              C Preferred; (e) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict with the certificate of designation for the Series
                              C Preferred or our performance of the terms of our Second Amended and Restated Articles of
                              Incorporation; or (f) amend our Second Amended and Restated Articles of Incorporation or By-laws, if such amendment would adversely affect the rights of the holders of the Series C Preferred in any material respect.

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      The foregoing summary of the Certificate of Designation is a summary only and is qualified, in all material respects, by the provisions of the Certificate of Designation which is filed as Exhibit 99.6.

ITEM  8.01  OTHER EVENTS

      On August 29, 2005, the Company issued a press release announcing the completion of the Exchange Offer. A copy of the press release is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

ITEM  9.01  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            99.1 Credit Agreement dated as of August 26, 2005 among the financial institutions named therein, as the lenders, The Bank of New York, as the agent, the Company and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

            99.2 Intercreditor Agreement dated as of August 26, 2005 by and between Silver Point Finance, LLC, Wells Fargo Foothill, Inc. and The Bank of New York.

            99.3 Registration Rights Agreement dated as of August 26, 2005 between the Company and Angelo Gordon & Co., L.P.

            99.4 First Supplement to Indenture dated as of August 26, 2005 between the Company and SunTrust Bank, as trustee, with respect to the 10-3/4% Senior Subordinated Notes due 2005.

            99.5 First Supplement to Indenture dated as of August 26, 2005 between the Company and SunTrust Bank, as trustee, with respect to the 12-1/4% Senior Subordinated Notes due 2008.

            99.6  Certificate of Designation for Series C Preferred.

            99.7  Press Release dated August 29, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2005

                                          SALTON, INC.

                                          /s/ WILLIAM B. RUE
                                          --------------------------------------
                                          William B. Rue
                                          President and Chief Operating Officer
                                          and Director

                                  EXHIBIT INDEX

EXHIBIT
 NO.                           DESCRIPTION
-------     --------------------------------------------------------------------
99.1        Credit Agreement dated as of August 26, 2005 among the financial institutions named therein, as the lenders, The Bank of New York, as the agent, the Company and each of its subsidiaries that are signatories thereto, as the borrowers, and each of its other subsidiaries that are signatories thereto, as guarantors.

99.2 Intercreditor Agreement dated as of August 26, 2005 by and between Silver Point Finance, LLC, Wells Fargo Foothill, Inc. and The Bank of New York.

99.3 Registration Rights Agreement dated as of August 26, 2005 between the Company and Angelo Gordon & Co., L.P.

99.4 First Supplement to Indenture dated as of August 26, 2005 between the Company and SunTrust Bank, as trustee, with respect to the 10-3/4% Senior Subordinated Notes due 2005.

99.5 First Supplement to Indenture dated as of August 26, 2005 between the Company and SunTrust Bank, as trustee, with respect to the 12-1/4% Senior Subordinated Notes due 2008.

99.6        Certificate of Designation for Series C Preferred.

99.7        Press Release dated August 29, 2005.